Exhibit 10.21

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) entered into as of <<GRANT DATE>> (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (“Company”), and <<NAME>> (“Grantee” or “you”) evidences and confirms the grant of a Restricted Stock Award by the Committee (as defined in the Plan) under the Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors (as amended from time to time, the “Plan”).

Section 1.                                           AWARD SUBJECT TO PLAN

This Restricted Stock Award is made subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee, pursuant to its administrative authority under the Plan and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.  Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 2.                                           RESTRICTED STOCK AWARD

The Company hereby awards Grantee <<NUMBER>> shares of Company common stock (the “Restricted Stock”) pursuant to the Plan, subject to the terms and conditions set forth herein.  Subject to the provisions of Section 3 and Section 4 hereof, upon the issuance to Grantee of Restricted Stock hereunder, Grantee shall have all the rights of a shareholder with respect to the shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Section 3.                                           RESTRICTIONS ON SALE OR OTHER TRANSFER

Each share of stock issued to Grantee pursuant to this Agreement shall be subject to forfeiture to the Company and each share may not be sold or otherwise transferred except pursuant to the following provisions:

(a)                                 The shares shall be held in book entry form with the Company’s transfer agent until the restrictions set forth herein lapse in accordance with the provisions of Section 4 or until the shares are forfeited pursuant to paragraph (c) of this Section 3.

(b)                                 No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Agreement.

(c)                                  All of Grantee’s Restricted Stock remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i)                                     Grantee has engaged in knowing and willful misconduct in connection with his service as a member of the Board;

(ii)                                  Grantee, without the consent of the Committee, at any time during his period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

(iii)                               Grantee does not stand for re-election to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 4.

Section 4.                                           LAPSE OF RESTRICTIONS

Provided you are serving as a non-employee director of the Company at the time, the restrictions set forth in Section 3 hereof shall lapse (provided that such shares have not previously been forfeited pursuant to the provisions of paragraph (c) of Section 3 hereof) with respect to the number of shares as specified below upon the occurrence of any of the following events:

(a)                                 100% of the shares subject to this Restricted Stock Award shall vest on <<VEST DATE>>;

(b)                                 Notwithstanding the foregoing, the restrictions set forth in Section 3 hereof shall lapse in their entirety if the Restricted Stock has been held by Grantee for at least six months, and:

(i)                                     the Grantee attains the age for mandatory retirement of members of the Board as specified in the Bylaws of the Company (as applied to the Grantee on the date of Grantee’s retirement from the Board) or obtains Board approval of early retirement in accordance with Section 5.5 of the Plan;

(ii)                                  the Grantee dies or becomes permanently and totally disabled, as determined in accordance with applicable Company personnel policies; or

(iii)                               upon a Change of Control.

Section 5.                                           TAX WITHHOLDING

Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Restricted Stock, including the grant and vesting of the Restricted Stock, and/or cash related to such Restricted Stock or the subsequent sale of any shares acquired pursuant to such Restricted Stock and receipt of any dividend payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of Restricted Stock that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company (in its sole discretion) to satisfy all Tax-Related Items to the extent withholding is required.  In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee by, (1) using the tandem Restricted Unit Award proceeds to pay the taxes, (2) withholding a number of shares equal to the Retained Share Amount (as defined below), (3) withholding from the Grantee’s cash payments; and/or (4) withholding from proceeds of the sale of shares from the Restricted Stock Award either through a voluntary sale or through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization), to the extent permitted by the Administrator.  The “Retained Share Amount” shall mean a number of shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the Restricted Stock on the relevant date, divided by the fair market value of one share on the relevant date or as otherwise provided in the Plan.  If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Grantee understands that he or she will be deemed to have been issued the full number of shares subject to the settled Restricted Stock, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Restricted Stock.

Grantee acknowledges and understands that Grantee should consult a tax adviser regarding Grantee’s tax obligations prior to such settlement or disposition.

Section 6.                                           SEVERABILITY

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 7.                                           DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY AND ITS SUBSIDIARIES HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 8.                                           ACKNOWLEDGMENT AND WAIVER

By accepting this grant of Restricted Stock, the Grantee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b) the grant of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares, even if shares have been granted repeatedly in the past;

(c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d) the Grantee is participating voluntarily in the Plan;

(e) Restricted Share grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company;

(f) this grant of Restricted Stock will not be interpreted to form an employment contract or relationship with the Company;

(g) the future value of the Company’s shares is unknown, may increase or decrease from the date of grant and cannot be predicted with certainty; and

(h) in consideration of this grant of Restricted Stock, no claim or entitlement to compensation or damages shall arise from termination of this grant of Restricted Stock or diminution in value of this grant of Restricted Stock resulting from termination of the Grantee’s directorship by the Company (for any reason whatsoever) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 9.                                           ADDITIONAL LANGUAGE

Appendix A contains additional language regarding Section 409A of the US Internal Revenue Code.

Section 10.                                    NONTRANSFERABILITY

The Award granted hereunder may be exercised during the life of Grantee solely by Grantee or Grantee’s duly appointed guardian or personal representative.  Grantee acknowledges and agrees that no Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

Section 11.                                    ENFORCEMENT

This Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 12.                                    EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms and conditions of this Agreement by signing the original of this Agreement and returning it to Executive Services.  If you have not signed and returned this Agreement within one month, the Company is not obligated to provide you any benefit hereunder and may refuse to issue shares to you under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

By:
Name:
Title:

Grantee

APPENDIX A

SECTION 409A COMPLIANCE

It is intended that this Agreement and the Restricted Stock Award evidenced by this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”) and with the exclusion from Section 409A deferred compensation for restricted property.